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                                                             Exhibit 23 (a)

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Registration Statement (Amendment No. 1 to Form S-3 No. 33-51747) and related Prospectus of Unisys Corporation for the registration of 7,000,000 shares of its common stock and to incorporation by reference therein of our report dated January 20, 1993, with respect to the consolidated financial statements of Unisys Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1992 and other related financial statement schedules included therein, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG

Philadelphia, Pennsylvania

February 1, 1994